UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	51-0394637
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

HaYarden 4, POB 1026,

Airport City, Israel 7010000

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code +972-3-600-9030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MYSZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2025, the Compensation Committee of the Board of Directors of My Size, Inc. (the “Company”) reduced the exercise price of outstanding options of certain employees, officers and directors of the Company for the purchase of an aggregate of 13,926 shares of common stock , par value $0.001 per share, of the Company (the “Shares”) (with exercise prices ranging from $3.832 to $8.72 per Share) to $1.28 per Share, which was the closing price for the Company’s Shares on June 4, 2025. The exercise price reduction includes options held by, among others, the Company’s named executive officers with respect to the following number of Shares: (i) Ronen Luzon, the Company’s Chief Executive Officer and director: 800 Shares, (ii) Or Kles, the Company’s former Chief Financial Officer: 650 Shares, and (iii) Billy Pardo, the Company’s Chief Product Officer and Chief Operating Officer: 650 Shares.

In addition, in recognition of Mr. Kles’s dedicated service to the Company, the Compensation Committee of the Board of Directors of the Company accelerated the vesting of the unvested portion of the 18,750 restricted shares held by Mr. Kles such that as of Mr. Kles’s termination of service on March 31, 2025, the restricted shares are deemed fully vested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: June 6, 2025	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer